EXHIBIT 5.1

                               HUNTON & WILLIAMS
                              951 EAST BYRD STREET
                              RICHMOND, VA  23219


                                  May 15, 1997


Board of Directors
Crestar Financial Corporation
919 East Main Street
Richmond, VA  23219

                       REGISTRATION STATEMENT ON FORM S-4

Ladies and Gentlemen:

         We are acting as counsel for Crestar Financial Corporation (the "Company") in connection with the registration under the Securities Act of 1933 of its 8.16% Junior Subordinated Deferrable Debentures Due December 15, 2026 (the "Exchange Debentures") and its Guarantee with respect to the Exchange Debenture (the "Guarantee"). The transaction in which the Exchange Debentures and the Guarantee will be issued is described in the Company's Registration Statement on Form S-4 (the "Registration Statement"), expected to be filed with the Securities and Exchange Commission on May 15, 1997. In connection with the filing of the Registration Statement, you have requested our opinion concerning certain corporate matters.

         We are of the opinion that:

         1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia.

         2. The Exchange Debentures and the Guarantee have been duly authorized and, when issued as described in the Registration Statement, will be legally issued, fully paid and nonassessable.

         We consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the references to us in the Proxy Statement/Prospectus included therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933 or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

                                                             Very truly yours,



                                                             HUNTON & WILLIAMS